EMPLOYMENT AGREEMENT

          This EMPLOYMENT AGREEMENT (the "Agreement") is entered into on April 20, 2004, by and between the Board of Directors of FNBG Bancshares, Inc., a Georgia corporation (the "Company"), the Board of Directors of First National Bank of Gwinnett, a national bank (the "Bank"), and Emory Paul Jones, an individual resident of Georgia (the "Executive"), collectively the "Parties."

          WHEREAS, the Bank and the Executive previously entered into an Employment Agreement, dated May 31, 2002 ("Prior Agreement"); and

          WHEREAS, by virtue of the reorganization of the Bank effective as of January 1, 2004, the Company has been established and is now a holding company of all stock of the Bank (the "Reorganization"); and

          WHEREAS, this Agreement is intended to replace the Prior Agreement to reflect the Reorganization and to add the Company as a party to the Employment Agreement; and

          WHEREAS, the Company and the Bank (collectively, the "Employer") recognize the Executive's contribution to the growth and success of the Bank during its initial years of operation and acknowledge that the contribution has been and will continue to be a significant factor to the success of the Bank. The Employer desires to provide for the continued employment of the Executive in a manner that will reinforce and encourage the dedication of the Executive to the Employer and promote the best interests of the Employer and its shareholders; and

          WHEREAS, the Employer and the Executive hereby agree that the establishment of the Company and the Reorganization that led to its creation do not constitute a Change in Control under this Agreement or the Prior Agreement.


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
          NOW, THEREFORE, in consideration of the foregoing, the mutual covenants of the Parties contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

     1. EMPLOYMENT. The Company and the Bank shall employ the Executive and the Executive shall serve the Bank as Executive Vice President of Lending of the Bank and shall serve the Company as the Executive Vice President of the Company, upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities consistent with his position as are set forth in the Company's and the Bank's Bylaws or assigned by the Executive Committee from time to time. The Executive shall devote his full business time, attention, skills, and efforts to the performance of his duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company and Bank policies. The Executive may devote reasonable periods to service as a director or advisor to other organizations and to charitable and community activities, provided that such activities do not materially interfere with the performance of his duties hereunder and are not in conflict or competitive with, or adverse to, the interests of the Company and the Bank.

     2. TERM. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall commence on the date first written above and be for a term ending May 31, 2007 (the "Term").

     3.   COMPENSATION  AND  BENEFITS.

          (a)  Base Salary.  The  Employer shall pay the Executive a Base Salary
               -----------
at a rate of not less than Ninety Thousand Dollars ($90,000.00) per annum in accordance with the salary payment practices of the Employer. The Executive
Committee shall review the Executive's Base Salary at least annually and may increase the Executive's Base


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
Salary if it determines in its sole discretion that an increase is appropriate. The obligation for payment of the Base Salary shall be apportioned between the Company and the Bank as they may agree from time to time in their sole discretion.

          (b)  Employee Benefits.  The  Executive  shall  participate  in  any
               -----------------
retirement, welfare, deferred compensation, life and health insurance, and other benefit plans or programs of the Employer now or hereafter applicable to the Executive or applicable generally to employees of the Employer and as established by Board action.

          (c)  Long-Term  Equity  Compensation.  The Executive shall participate
               -------------------------------
in the Employer's long-term equity incentive program and be eligible for the grant of stock options, restricted stock, and other awards thereunder or under any similar plan adopted by the Company or the Bank. Prior to the Reorganization and the execution of this Agreement, the Bank had granted to the Executive an option (the "Performance Option") to purchase 10,000 shares of Common Stock of the Bank. As a result of the Reorganization, the Employer shall substitute this award of the Performance Option to purchase Bank Common Stock for a comparable award of a Performance Option to purchase Common Stock of the Company.

               (i) The award agreement for the Performance Option, as amended, shall provide that one-fifth (1/5th) of the shares subject to the Performance Option are vested as of the effective date of this Agreement, and that an additional one-fifth (1/5th) of the shares subject to the Performance Option shall vest on the last day of each of the successive four (4) fiscal years of the Bank's operation.

               (ii) For each fiscal year of the Bank ending after the date of this Agreement, and as a condition to the vesting of the shares subject to the Performance


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
     Option in such year (except in the event of a Change in Control), the Bank must meet the following performance criteria:

                    (A) the Bank shall meet or exceed ninety percent (90%) of the budgeted net income, after tax and the budgeted deposit growth for each of the initial five (5) fiscal years of the Bank based on the annual budgets approved by the Board of the Bank for each such fiscal year.

                    (B) the Bank shall maintain a regulatory examination rating of Camel 1 or 2; provided, however, that if the Bank does not meet the performance criteria for any year, the shares subject to the Performance Option for such year may vest on any following fiscal year end if, in the sole discretion of the Executive Committee, the Bank exceeds the performance criteria for such following year. The Executive Committee shall notify the Executive of any shares subject to the Performance Option vested hereunder within a reasonable time after the fiscal year end to which such options pertain. The good faith determination of the Executive Committee regarding whether the Bank met its yearly performance levels shall be conclusive.

              (iii) In addition, the award agreement for the Performance Option will provide that:

                    (A) the Executive's option shall be qualified as an incentive stock option under the Code;

                    (B) all options shall be exercisable at any time during the ten years following the date of the Performance Option at a price per share equal to the public offering price in the offering (subject to standard antidilution adjustments in the event of stock splits, dividends or combinations), which the parties agree is the fair market value of the Common Stock of the Company as of the date of Grant; and

                    (C) all options shall be nontransferable and nonassignable by the Executive or by any other person entitled hereunder to exercise any such rights; provided, however, that upon the death of the Executive any rights granted hereunder shall be transferable by the Executive's will or by the applicable laws of descent and distribution.

               (iv)  Notwithstanding  anything to the contrary contained in this
     Section 3(c), the Performance Option shall become fully vested on the last day of the fifth (5th) fiscal year of the Bank after its opening, regardless of whether the performance criteria set forth in Subparagraph
     (ii)  above  have  been  met.

               (v) The Performance Option shall become immediately exercisable and one hundred percent (100%) vested upon a Change in Control.

          (d)  Bonus Plan.  The  Executive  shall  be eligible to receive a cash
               ----------
bonus of up to twenty-five percent (25%) of his Base Salary each fiscal year based upon certain performance levels or criteria as set by the Executive Committee. The performance levels and/or criteria will be provided to the Executive when set by the Executive Committee each year.

          (e)  Automobile.  The Employer shall continue to provide the Executive
               ----------
with an automobile owned or leased by the Employer of a make and model appropriate to the Executive's status. The automobile will be used primarily for business purposes and the Employer will pay operating, maintenance, and related expenses for the automobile.


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
          (f)  Expense  Reimbursement.  The  Company or the Bank shall reimburse
               ----------------------
the Executive for reasonable travel and other expenses related to the Executive's duties which are incurred and accounted for in accordance with the normal practices of the Company and the Bank.

     4.   TERMINATION.

          (a) The Executive's employment under this Agreement may be terminated prior to the end of the Term only as follows:

               (i)   upon  the  death  of  the  Executive;

               (ii)  upon the disability of the Executive for a period of ninety
     (90) days in any consecutive one hundred twenty (120) day period which, in the opinion of the Executive Committee, renders him unable to perform the essential functions of his job and for which reasonable accommodation is unavailable. For purposes of this Agreement, a "disability" is defined as a physical or mental impairment that substantially limits one or more major life activities, and a "reasonable accommodation" is one that does not impose an undue hardship on the Employer;

              (iii) by the Employer for Cause upon delivery of a Notice of Termination to the Executive;

               (iv) by the Executive for Good Reason upon delivery of a Notice of Termination to the Executive Committee within a ninety (90) day period beginning on the thirtieth (30th) day after the occurrence of a Change in Control or within a ninety (90) day period beginning on the one-year anniversary of the occurrence of a Change in Control; or

                (v)  by the  Executive  for  other  than Good Reason pursuant to
     Section 4(a)(iv) above, effective upon the thirtieth (30th) day after delivery of Notice of


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
     Termination. If this occurs, all bonuses not paid shall be canceled. The Executive Committee shall have the authority to dismiss the Executive immediately upon receipt of the Executive's resignation and pay will cease immediately.

          (b) If the Executive's employment is terminated because of the Executive's death, the Executive's estate shall receive any sums due him as Base Salary and/or reimbursement of expenses through the end of the month during which death occurred, plus any bonus earned or accrued under the Bonus Plan through the date of death and a pro rata share of any bonus with respect to the current fiscal year which had been earned as of the date of the Executive's death.

          (c) During the period of any incapacity leading up to the termination of the Executive's employment as a result of disability, the Employer shall continue to pay the Executive his full Base Salary at the rate then in effect and all other benefits (other than any bonus) until the Executive becomes eligible for benefits under any long-term disability plan or insurance program maintained by the Employer, provided that the amount of any such payments to the Executive shall be reduced by the sum of the amounts, if any, payable to the Executive for the same period under any disability benefit or pension plan of the Company or any of its subsidiaries. Furthermore, the Executive shall receive any bonus earned or accrued under the Bonus Plan through the date of incapacity.

          (d) If the Executive's employment is terminated for Cause as provided above, or if the Executive resigns (except for a termination of employment pursuant to Section 4(a)(iv), the Executive shall receive any sums due him as Base Salary and/or reimbursement of expenses through the date of such termination. In such event, all vested stock options must be exercised within ninety (90) days of his termination or be forfeited.


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
          (e) If the Executive's employment is terminated by the Executive pursuant to Section 4(a)(iv), in addition to other rights and remedies available in law or equity, the Executive shall be entitled to the following:

               (i) the Employer shall pay the Executive in cash beginning within fifteen (15) days of the Termination Date severance compensation each month for twelve (12) months in an amount equal to one-twelfth (1/12th) of his then current annual Base Salary, plus a lump sum payment of the total of any bonus earned or accrued under the Bonus Plan through the Termination Date plus a pro rata share of any bonus with respect to the current fiscal year that has been earned as of the Termination Date.

               (ii) All stock options and stock appreciation rights granted to the Executive shall become immediately exercisable and shall become one hundred percent (100%) vested. All options shall be exercisable at any time during the ten (10) years following the date of initial public offering at a price per share equal to the public offering price in the offering (subject to standard antidilution adjustments in the event of stock splits, dividends, or combinations), that the Parties agree is the fair market value of the Common Stock of the Company as of the date of grant.

          (f) With the exception of the provisions of this Section 4, and the express terms of any benefit plan under which the Executive is a participant, it is agreed that upon termination of the Executive's employment pursuant hereto, the Employer shall have no obligation to the Executive for, and the Executive waives and relinquishes, any further compensation or benefits (exclusive of COBRA benefits).

          (g) The parties intend that the severance payments and other compensation provided for herein are reasonable compensation for the Executive's services to the Employer


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
and  shall  not  constitute  "excess  parachute  payments" within the meaning of
Section  280G  of  the  Code  and  any  regulations  thereunder.

     5. OWNERSHIP OF WORK. The Employer shall own all work product arising during the course of the Executive's employment (prior, present, or future). For purposes hereof "Work Product" shall mean all intellectual property rights, including all Trade Secrets, U.S. and international copyrights, patentable inventions, and other intellectual property rights, in any programming, documentation, technology, or other work product that relates to the Employer, its business, or its customers, and that the Executive conceives, develops, or delivers to the Employer at any time during his employment, during or outside normal working hours, in or away from the facilities of the Employer, and whether or not requested by the Employer. If the Work Product contains any materials, programming, or intellectual property rights that the Executive conceived or developed prior to, and independent of, the Executive's work for the Employer, the Executive agrees to point out the pre-existing items to the Employer and the Executive grants the Employer a worldwide, unrestricted, royalty-free right, including the right to sublicense such items. The Executive agrees to take such actions and execute such further acknowledgments and assignments as the Employer may reasonably request to give effect to this provision.

     6. PROTECTION OF TRADE SECRETS. The Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Employer, the Executive agrees not to disclose any Trade Secrets of the Employer during his employment or following the Executive's Termination Date so long as he is receiving compensation from the Employer, or, if the Executive terminates employment pursuant to Section 4(a)(v), for a period of six (6) months following the Executive's Termination Date. As provided by Georgia statutes, "Trade Secret"


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
means information, including a formula, pattern, compilation, program, device, method, technique, process, drawing cost data or customer list, that: (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

          7. Protection Of Other Confidential Information. In addition, the Executive agrees to maintain in strict confidence and, except as necessary to perform his duties for the Employer, not to use or disclose any Confidential Business Information of the Employer during his employment and following the Executive's Termination Date so long as he is receiving compensation from the Employer, or, if the Executive terminates employment pursuant to Section 4(a)(v), for a period of six (6) months following the Executive's Termination Date. "Confidential Business Information" shall mean any internal, nonpublic information (other than Trade Secrets already addressed above) concerning the Employer's financial position and results of operations (including revenues, assets, net income, etc.); annual and long-range business plans, product or service plans; marketing plans and methods; training, educational, and administrative manuals; customer and supplier information and purchase histories; and employee lists. The provisions of Section 6 above and this
Section 7 shall also apply to protect Trade Secrets and Confidential Business Information of third parties provided to the Employer under an obligation of secrecy.

          8. Return Of Materials. The Executive shall surrender to the Employer, promptly upon its request and in any event upon termination of the Executive's employment, all media, documents, notebooks, computer programs, handbooks, data files, models, samples, price lists, drawings, customer lists, prospect data, or other material of any nature whatsoever (in tangible or electronic form) in the Executive's possession or control, including all copies thereof, relating to the Employer, its business, or its customers. Upon the request of the Employer, the Executive shall certify in writing compliance with the foregoing requirement.

     9.   RESTRICTIVE  COVENANTS.

          (a)  No  Solicitation of Customers.  During the Executive's employment
               -----------------------------
with the Employer and after the Executive's Termination Date so long as he is receiving compensation from the Employer, or, if the Executive terminates employment pursuant to Section 4(a)(v), for a period of six (6) months following the Executive's Termination Date, the Executive shall not (except on behalf of or with the prior written consent of the Employer), either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (A) solicit, divert, or appropriate to or for a Competing Business or
(B) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that was a customer of the Employer on the Termination Date and is located in the Territory and with whom the Executive has had material contact.

          (b)  No  Recruitment  of Personnel.  During the Executive's employment
               -----------------------------
with the Employer and after the Executive's Termination Date so long as he is receiving compensation from the Employer or, if the Executive terminates employment pursuant to Section 4(a)(v) above, for a period of six (6) months following the Executive's Termination Date, the Executive shall not, either directly or indirectly on the Executive's own behalf or in the service or on behalf of others, (A) solicit, divert, or hire away, or (B) attempt to solicit, divert or hire away, to any Competing Business located in the Territory, any employee of or consultant to the Employer engaged or experienced in the Business, regardless of whether the employee or consultant is full


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
time or temporary, the employment or engagement is pursuant to written agreement or whether the employment is for a determined period or is at will.

          (c)  Noncompetition Agreement.  During the Executive's employment with
               ------------------------
the Employer and after the Executive's Termination Date so long as he is receiving compensation from the Employer, or, if the Executive terminates employment pursuant to Section 4(a)(v) above, for a period of six (6) months following the Executive's Termination Date, the Executive shall not (without the prior written consent of the Employer) compete with the Employer by, directly or indirectly, forming, serving as an organizer, director, or officer of, or consultant to, or acquiring or maintaining any interest in a depository institution or holding company therefor if such depository institution or holding company has one or more offices or branches located in the Territory.

     10. INDEPENDENT PROVISIONS. The provisions in each of the above Sections 9(a), 9(b) and 9(c) are independent, and the unenforceability of any one provision shall not affect the enforceability of any other provision.

     11. SUCCESSOR, BINDING AGREEMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the surviving corporation in any merger or consolidation in which the Employer is a party or any assignee of all or substantially all of the Employer's business and properties. The Executive's rights and obligations under this Agreement may not be assigned by him, except that his right to receive accrued but unpaid compensation, unreimbursed expenses and other rights, if any, provided under this Agreement which survive termination of this Agreement shall pass after death to the personal representatives of his estate.

     12. NOTICE. For the purposes of this Agreement notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given


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
when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the others; provided, however, that all notices to the Employer shall be directed to the attention of the Company with a copy to the Corporate Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof. All notices and other communications under this Agreement shall be given to the Parties hereto at the following addresses:

               If  to  the  Employer:
               ---------------------

               FNBG  Bancshares,  Inc.
               2734  Meadow  Church  Road
               Duluth,  Georgia  30097
               If  to  the  Executive,  to  him  at:
               ----------------------

               --------------------------------

               --------------------------------

          13. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of Georgia.

          14. NONWAIVER. Failure of the Employer to enforce any of the provisions of this Agreement or any rights with respect thereto shall in no way be considered to be a waiver of such provisions or rights, or in any way affect the validity of this Agreement.

          15. ENFORCEMENT. The Executive, agrees that in the event of any breach of any covenant contained in Section 9(a), 9(b) or 9(c), the Employer shall be entitled to obtain from a court of competent jurisdiction an injunction to restrain the breach or anticipated breach of any such covenant, and to obtain any other available legal, equitable, statutory, or contractual relief, including, but not limited to, monetary damages. Should the Employer have cause to seek such relief, no bond shall be required from the Employer, and the Executive shall pay all attorney's fees and court costs that the Employer may incur to the extent the Employer prevails in its enforcement action.

          16. SAVINGS CLAUSE. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision or clause of this Agreement, or any portion thereof, shall be held by any court or other tribunal of competent jurisdiction to be illegal, void, or unenforceable in such jurisdiction, the remainder of such provision shall not thereby be affected and shall be given full effect, without regard to the invalid portion. It is the intention of the parties that, if any court construes any provision or clause of this Agreement or any portion thereof, to be illegal, void, or unenforceable because of the duration of such provision or the area or matter covered thereby, such court shall reduce the duration, area, or matter of such provision, and, in its reduced form, such provision shall then be enforceable and shall be enforced.

     17. JOINT AND SEVERAL. The obligations of the Company and the Bank to the Executive hereunder shall be joint and several.

     18.  DEFINITIONS.

          (a)  Board  means  the  Board  of  Directors.
               -----

          (b)  Business  means  the  operation  of  a  depository  financial
               --------
institution, including, without limitation, the solicitation and acceptance of deposits of money and commercial paper, the solicitation and funding of loans and the provision of other banking services, and any other related business engaged in by the Employer as of the Termination Date


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
or any other conduct or action by a lending institution as permitted by Federal or State law now or in the future.

          (c)  Cause  shall  consist  of  any  of:
               -----

               (i) the commission by the Executive of a willful act (including, without limitation, a dishonest or fraudulent act) or a grossly negligent act, or the willful or grossly negligent omission to act by the Executive, which is intended to cause, causes or is reasonably likely to cause material harm to the Employer (including harm to its business reputation);

               (ii) the indictment of the Executive for the commission or perpetration by the Executive of any felony or any crime involving dishonesty, moral turpitude, or fraud;

               (iii) the material breach by the Executive of this Agreement that, if susceptible of cure, remains uncured ten (10) days following written notice to the Executive of such breach,

               (iv) the receipt of any form of notice, written or otherwise, that any regulatory agency having jurisdiction over the Employer, intends to institute any form of formal or informal regulatory action against the Executive or the Employer (such as a memorandum of understanding that relates to the Executive's performance) that the Executive Committee determines in good faith, with the Executive abstaining from participating in the consideration of and vote on the matter, that the subject matter of such action involves acts or omissions by or under the supervision of the Executive or that termination of the Executive would materially advance the Employer's compliance with the purpose of the action or would materially assist the Employer in avoiding or reducing the restrictions or adverse effects to the Employer related to the regulatory action;

               (v) the exhibition by the Executive of a standard of behavior within the scope of his employment that is materially disruptive to the orderly conduct of the Employer's business operations (including, without limitation, substance abuse or sexual misconduct) to a level which, in the good faith and reasonable judgment of the Executive Committee, with the Executive abstaining from participating in the consideration of and vote on the matter, is materially detrimental to the Employer's best interest, and that, if susceptible of cure remains uncured ten (10) days following written notice to the Executive of such specific inappropriate behavior;

               (vi) the Executive is adjudicated bankrupt or the Executive files for voluntary bankruptcy; or

               (vii) the failure of the Executive to devote his full business time and attention to his employment as provided under this Agreement.

          (d)  Change  in Control means the occurrence during the Term of any of
               ------------------
the following events, unless such event is a result of a Noncontrol Transaction:

               (i) The individuals who, as of the date of this Agreement, are members of the Board of the Company (the "Incumbent Board") cease for any reason to constitute at least two-thirds (2/3rds) of the Board of the Company; provided, however, that if the election or nomination for election by the Company's shareholders of any new director was approved in advance by a vote of at least two-thirds (2/3rds) of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board, provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act"), or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board of the Company (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest.

               (ii) An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13 promulgated under the Exchange Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in a Noncontrol Acquisition shall not constitute an acquisition that would cause a Change in Control.

              (iii) Approval by the shareholders of the Company of (A) a merger, consolidation, or reorganization involving the Company, (B) a complete liquidation or dissolution of the Company, or (C) an agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

               (iv) A notice of an application is filed with the Federal Reserve Board (the "FRB") pursuant to Regulation "Y" of the FRB under the Change in Bank Control Act or the Bank Holding Company Act or any other bank regulatory approval (or notice of no disapproval) is granted by the Federal Reserve, the OCC, the Federal Deposit Insurance Corporation, or any other regulatory authority for permission to acquire control of the Company or any of its banking subsidiaries.

               (v) Notwithstanding the foregoing, a Change in Control shall not include any transaction involving only the Company and the Bank or its subsidiaries.

          (e)  Code  means  the  Internal  Revenue  Code  of  1986,  as amended.
               ----

          (f)  Competing  Business means any business that, in whole or in part,
               -------------------
is  the  same  or  substantially  the  same  as  the  Business.

     (g)  Executive  Committee  means  the  Executive  Committee of the Board of
          --------------------
Directors of the Company or, if established, the Compensation Committee or Personnel Committee of the Board of Directors of the Company. If no such committee(s) exist, "Executive Committee" shall mean the Board.

          (h)  Good Reason means the occurrence after a Change in Control of any
               -----------
of  the  following  events  or  conditions.

               (i) a negative change in the Executive's status, title, position or responsibilities;

               (ii) a reduction in the Executive's Base Salary or any failure to pay the Executive any compensation or benefits to which he is entitled within five (5) days of the date due;

               (iii) the Employer's requiring the Executive to be based at any place outside a ten (10) mile radius from the executive offices occupied by the Executive immediately prior to the Change in Control, except for reasonably required travel on the

     Employer's business that is not materially greater than such travel requirements prior to the Change in Control;

               (iv) the failure by the Employer to continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or employee benefit plan in which the Executive was participating at any time within ninety (90) days preceding the date of a Change in Control; or

               (v) Any material breach by the Employer of any material provision of this Agreement.

          (i)  Termination  Date  means  the  earliest  of:
               -----------------

               (i)   the  Executive's  death  or  disability;

               (ii)  the  end  of  the  Term;  or

               (iii) the effective date of the Executive's termination of employment, as outlined in Sections 4(a)(iii), 4(a)(iv), or 4(a)(v).

          (b)  Territory  means  a radius of ten (10) miles from the main office
               ---------
of  the  Employer  or  any  branch  office  of  the  Employer.

     19. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the Parties hereto and supersedes all prior agreements, if any, understandings, and arrangements, oral or written, between the Parties with respect to the subject matter hereof, including, but not limited to, the Employment Agreement between the Bank and the Executive dated May 31, 2002.

     20. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed and their seals to be affixed hereunto by its officers thereunto duly authorized, and the Executive has signed and sealed this Agreement, effective as of the date first above written.

                         THE COMPANY

                         FNBG BANCSHARES, INC.


                         By:  /s/ Terry C. Evans
                              -----------------------------------

                         Title: President and CEO
                               ----------------------------------

                         THE BANK

                         FIRST NATIONAL BANK OF GWINNETT


                         By:  /s/ Terry C. Evans
                              -----------------------------------

                         Title: President and CEO
                               ----------------------------------

                         THE EXECUTIVE


                          /s/  Emory Paul Jones
                         ----------------------------------------
                         Emory Paul Jones